                                                                 Exhibit 5.1






                                November 13, 1996

Mego Mortgage Corporation
1000 Parkwood Circle, Suite 500
Atlanta, Georgia  30339

Gentlemen:

         On September 20, 1996, Mego Mortgage Corporation, a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (Registration No. 333-12443) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the sale by the Company of up to 2,000,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), and an additional 300,000 shares upon the exercise of the underwriters' overallotment option (such shares of Common Stock are hereinafter collectively referred to as the "Shares"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

         In connection with the Registration Statement, we have examined, considered and relied upon copies of the following documents (collectively, the "Documents"): (i) the Company's Amended and Restated Certificate of Incorporation and Bylaws; (ii) resolutions of the Company's Board of Directors authorizing the offering and the issuance of the Shares to be sold by the Company and related matters; (iii) the Registration Statement and all amendments and exhibits thereto; and (iv) such other documents and instruments that we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed without investigation the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of the Documents. As to various questions of fact material to the opinion expressed below, we have relied, to the extent we deemed reasonably appropriate, upon the representations or certificates of officers and/or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently verifying the accuracy of such certificates, documents, records or instruments.

         Based upon the foregoing examination, and subject to the qualifications set forth below, we are of the opinion that the Shares have been duly and validly authorized, and when issued and

Mego Mortgage Corporation
November 13, 1996

Page 2

delivered in accordance with the terms of the Underwriting Agreement filed as
Exhibit 1.1 to the Registration Statement, will be validly issued, fully paid and non-assessable.

         Although we have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement, our engagement has been limited to certain matters about which we have been consulted. Consequently, there exist matters of a legal nature involving the Company in which we have not been consulted and have not represented the Company. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of this date, and we assume no obligation to update or supplement our opinions to reflect any facts or circumstances that may come to our attention or any change in law that may occur or become effective at a later date.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus comprising a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

                                                 Sincerely,

                                        GREENBERG, TRAURIG, HOFFMAN,
                                        LIPOFF, ROSEN & QUENTEL, P.A.